UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   -------------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 Date of Report
                       (Date of earliest event reported):

                                February 2, 2006
                    ----------------------------------------

                           THERMO ELECTRON CORPORATION
             (Exact name of Registrant as specified in its Charter)


Delaware                                                1-8002                                                     04-2209186
(State or other jurisdiction of                 (Commission File Number)                      (I.R.S. Employer Identification
incorporation or organization)                                                                                        Number)


                         81 Wyman Street, P.O. Box 9046
                            Waltham, Massachusetts                                                                 02454-9046
                     (Address of principal executive offices)                                                      (Zip Code)

                                 (781) 622-1000
              (Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     This Current Report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-Looking Statements" in the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 2005. These include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; dependence on customers that operate in cyclical industries; general worldwide economic conditions and related uncertainties; the effect of changes in governmental regulations; dependence on customers' capital spending policies and government funding policies; use and protection of intellectual property; exposure to product liability claims in excess of insurance coverage; retention of contingent liabilities from businesses that the Registrant sold; realization of future savings from new productivity initiatives; implementation of the Registrant's branding strategy; implementation of strategies for improving internal growth; the effect of exchange rate fluctuations on international operations; identification, completion and integration of new acquisitions and potential impairment of goodwill from previous acquisitions. While the Registrant may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, and, therefore, these forward-looking statements should not be relied upon as representing the Registrant's views as of any date subsequent to the date of this Current Report on Form 8-K.

Item 2.02  Results of Operations and Financial Condition.

     On February 2, 2006, the Registrant announced its financial results for the fiscal quarter ended December 31, 2005. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

     The information contained in this Form 8-K (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.


Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits

The following Exhibit relating to Item 2.02 shall be deemed "furnished", and not "filed":

     99.1     Press Release dated February 2, 2006.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 2nd day of February, 2006.


                                 THERMO ELECTRON CORPORATION



                                 By:   /s/ Peter E. Hornstra
                                       -----------------------------------------
                                       Peter E. Hornstra
                                       Corporate Controller and Chief Accounting
                                       Officer

[THERMO LOGO]

                                                                    Exhibit 99.1

                                                                            News


FOR IMMEDIATE RELEASE
Media Contact Information:                      Investor Contact Information:
Lori Gorski                                     Kenneth J. Apicerno
Phone:    781-622-1242                          Phone:   781-622-1111
E-mail:   lori.gorski@thermo.com                E-mail:  ken.apicerno@thermo.com
Website:  www.thermo.com



                Thermo Electron Reports Strong Revenue Growth and
              Significant Margin Expansion in Fourth Quarter 2005

WALTHAM, Mass., February 2, 2006 - Thermo Electron Corporation (NYSE: TMO) today reported revenue growth of 21% to $741 million in the fourth quarter of 2005, compared with $613 million in the 2004 quarter. Acquisitions contributed 19% of the growth (net of divestitures) and currency translation reduced revenues by 4%. GAAP diluted earnings per share (EPS) were $.34 in the 2005 quarter, compared with $.74 in the year-ago period (which included tax benefits related to divested businesses). GAAP operating income in the fourth quarter of 2005 rose 34%, and GAAP operating margin for the period was 11.9%, versus 10.8% in the 2004 quarter.

Adjusted EPS grew 29% to $.49 in the fourth quarter of 2005, compared with $.38 in the 2004 quarter. Adjusted operating income increased 48% in the 2005 quarter, and adjusted operating margin rose 290 basis points to 16.0%, versus 13.1% in the period last year.

For the full year 2005, Thermo Electron reported 19% revenue growth to $2.63 billion, compared with $2.21 billion in 2004. Acquisitions contributed 15% of the growth (net of divestitures) and currency translation did not have a material impact. GAAP diluted EPS was $1.36 in 2005, versus $2.17 in 2004 (which included tax benefits and large gains from the sale of discontinued operations). GAAP operating income in 2005 grew 11%, and GAAP operating margin was 10.0% in 2005, versus 10.8% in 2004.

Full-year adjusted EPS grew 24% to $1.55 in 2005, compared with $1.25 in 2004. Adjusted operating income increased 33% in 2005, and adjusted operating margin rose 140 basis points year over year, to 14.1% from 12.7% in 2004.

Adjusted EPS, adjusted operating income and adjusted operating margin are non-GAAP measures that exclude certain items detailed at the end of this press release under the heading "Use of Non-GAAP Financial Measures."

Fourth Quarter Highlights

   o  Revenues grew 21%
   o  Adjusted EPS increased 29%
   o  Adjusted operating margin expanded 290 basis points
   o  Cash flow from continuing operations rose 42%
   o  Customer demonstration centers opened in China and India
   o  Measurement and Control results boosted by strong industrial demand

"We were able to cap 2005 with a terrific fourth quarter that furthered our trend of improving revenues, adjusted EPS and cash flow," said Marijn E. Dekkers, Thermo Electron president and chief executive officer. "We experienced very strong growth from our industrial markets, especially in commodity materials and environmental monitoring. In addition, growth from our life sciences customers continued at a good pace. We are also very pleased that we significantly expanded our adjusted operating margin, which is being driven by new products, pricing initiatives, productivity programs and acquisition synergies.

"Our aggressive growth investments were key contributors to our excellent performance in 2005. We introduced a number of important new products for a range of applications - most notably in mass spectrometry. We spent nearly $1 billion on strategic acquisitions that are now well-integrated and contributing to growth. We also continued to extend our global reach with the recent opening of customer demonstration centers in China and India. All of this led to Thermo's success in 2005, and gives us great momentum going into 2006.

"Our outlook for the year is excellent, as we recently announced. To reiterate, our goal is to achieve adjusted EPS of $1.75 to $1.80 in 2006 (excluding $.10 per share of stock option expensing that will take effect during the year), leading to a 13 to 16% increase over our strong 2005 results. We expect to generate revenues in the range of $2.78 to $2.83 billion in 2006, for a 6 to 8% increase over last year."

Life and Laboratory Sciences

The Life and Laboratory Sciences segment reported that revenues grew 24% in the fourth quarter of 2005 to $563 million, compared with $455 million in 2004. GAAP operating income for the segment increased 16% in the quarter, and GAAP operating margin was 14.3%, versus 15.3% in the year-ago period. Adjusted operating income grew 30% in the 2005 quarter, and adjusted operating margin increased to 18.7%, compared with 17.8% in 2004.

Measurement and Control

Revenues in the Measurement and Control segment increased 12% to $177 million in the fourth quarter of 2005, compared with $158 million in the 2004 quarter. GAAP operating income for the segment rose 57% in the 2005 period, and GAAP operating margin was 10.8%, compared with 7.7% a year ago. Adjusted operating income rose 64% in the 2005 quarter, and adjusted operating margin increased to 13.6%, from 9.3% in 2004.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including adjusted EPS, adjusted operating income and adjusted operating margin, which exclude restructuring and other costs/income and amortization of acquisition-related intangible assets. Adjusted EPS and adjusted operating income also exclude certain other gains and losses, tax provisions/benefits related to the previous items, benefits from tax credit carryforwards and the impact of significant tax audits or events. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. We believe that the inclusion of such measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company's performance, especially when comparing such results to previous periods or forecasts.

For example:

We exclude costs and tax effects associated with restructuring activities, such as reducing overhead and consolidating facilities in connection with our Kendro acquisition. We believe that the costs related to these restructuring activities are not indicative of our normal operating costs.

We exclude charges and tax effects related to the sale of inventories revalued at the date of acquisition, as we believe these charges are not indicative of our normal operating costs.

We exclude the expense and tax effects associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of 5 to 10 years. Our adjusted EPS estimate for 2006 excludes approximately $.40 of expense for the amortization of acquisition-related intangible assets for acquisitions completed to date. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

We also exclude certain gains/losses and related tax effects, benefits from tax credit carryforwards and the impact of significant tax audits or events, which are either isolated or cannot be expected to occur again with any regularity or predictability and that we believe are not indicative of our normal operating gains and losses. We exclude gains/losses from the sale of our equity interests in Newport Corporation and Thoratec Corporation, as well as other items such as the sale of a business or real estate, the early retirement of debt and discontinued operations. (We sold our remaining shares of Newport and Thoratec during the second quarter of 2005.)

Thermo's management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the company's core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes.

The non-GAAP financial measures of Thermo's results of operations included in this press release are not meant to be considered superior to or a substitute for Thermo's results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables. Thermo's earnings guidance, however, is only provided on an adjusted basis. It is not feasible to provide GAAP EPS guidance because the items excluded, other than the amortization expense, are difficult to predict and estimate and are primarily dependent on future events, such as the impact of accounting principles not yet adopted and decisions concerning the location and timing of facility consolidations.

Conference Call

Thermo Electron will hold its earnings conference call today, February 2, at 9:00 a.m. Eastern time. To listen, dial 888-872-9028 within the U.S. or 973-633-6740 outside the U.S., and use passcode 6449364. You may also listen to the call live on the Web by visiting www.thermo.com. Click on "About Thermo," then "Investors." An audio archive of the call will be available in that section of our Website until Monday, March 6, 2006. You will also find this press release, including the accompanying reconciliation of non-GAAP financial measures, under the heading "Press Releases," and related information under the heading "Financial Reports," in the Investors section of our Website.

About Thermo Electron

Thermo Electron Corporation is the world leader in analytical instruments. Our instrument solutions enable our customers to make the world a healthier, cleaner and safer place. Thermo's Life and Laboratory Sciences segment provides analytical instruments, scientific equipment, services and software solutions for life science, drug discovery, clinical, environmental and industrial laboratories. Thermo's Measurement and Control segment is dedicated to providing analytical instruments used in a variety of manufacturing processes and in-the-field applications, including those associated with safety and homeland security. For more information, visit www.thermo.com.

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-Looking Statements" in the company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 2005. These include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; dependence on customers that operate in cyclical industries; general worldwide economic conditions and related uncertainties; the effect of changes in governmental regulations; dependence on customers' capital spending policies and government funding policies; use and protection of intellectual property; exposure to product liability claims in excess of insurance coverage; retention of contingent liabilities from businesses we sold; realization of potential future savings from new productivity initiatives; implementation of our branding strategy; implementation of strategies for improving internal growth; the effect of exchange rate fluctuations on international operations; identification, completion and integration of new acquisitions and potential impairment of goodwill from previous acquisitions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

                                       ###


Consolidated Statement of Income (unaudited) (a)
                                                                                               Three Months Ended
                                                                       ---------------------------------------------------------
                                                                       December 31,      % of           December 31,      %of
(In thousands except per share amounts)                                    2005        Revenues             2004        Revenues
--------------------------------------------------------------------------------------------------------------------------------

Revenues                                                               $    740,787                     $    613,339
                                                                       ------------                     ------------
Costs and Operating Expenses:
   Cost of revenues (c)                                                     398,227       53.8%              329,560       53.7%
   Selling, general and administrative expenses                             185,821       25.1%              168,664       27.5%
   Amortization of acquisition-related intangible assets                     25,548        3.5%                7,302        1.2%
   Research and development expenses                                         38,231        5.2%               34,945        5.7%
   Restructuring and other costs, net (d)                                     4,473        0.6%                6,821        1.1%
                                                                       ------------    --------         ------------    --------
                                                                            652,300       88.1%              547,292       89.2%
                                                                       ------------    --------         ------------    --------

Operating Income                                                             88,487       11.9%               66,047       10.8%
Interest Income                                                               3,444                            2,976
Interest Expense                                                             (7,966)                          (2,879)
Other Income, Net                                                               876                            5,870
                                                                       ------------                     ------------

Income from Continuing Operations Before Income Taxes                        84,841                           72,014
(Provision for) Benefit from Income Taxes                                   (29,480)                          13,468
                                                                       ------------                     ------------

Income from Continuing Operations                                            55,361                           85,482
Gain on Disposal of Discontinued Operations (net of income tax provision of $613 in 2005; includes income tax benefit of
  $32,406 in 2004)                                                            1,044                           35,617
                                                                       ------------                     ------------

Net Income                                                             $     56,405        7.6%         $    121,099       19.7%
                                                                       ============    ========         ============    ========

Earnings per Share from Continuing Operations:

    Basic                                                              $        .34                     $        .53
                                                                       ============                     ============

    Diluted                                                            $        .34                     $        .52
                                                                       ============                     ============

Earnings per Share:

    Basic                                                              $        .35                     $        .76
                                                                       ============                     ============
    Diluted                                                            $        .34                     $        .74
                                                                       ============                     ============

Weighted Average Shares:

    Basic                                                                   162,341                          160,239
                                                                       ============                     ============

    Diluted                                                                 166,312                          164,477
                                                                       ============                     ============


Reconciliation of Adjusted Operating Income and Adjusted Operating
Margin
  GAAP Operating Income (a)                                            $     88,487       11.9%         $     66,047       10.8%
  Cost of Revenues Charges (c)                                                  166        0.0%                  280        0.0%
  Restructuring and Other Costs, Net (d)                                      4,473        0.6%                6,821        1.1%
  Amortization of Acquisition-related Intangible Assets                      25,548        3.5%                7,302        1.2%
                                                                       ------------    --------         ------------    --------

  Adjusted Operating Income (b)                                        $    118,674       16.0%         $     80,450       13.1%
                                                                       ============    ========         ============    ========

Reconciliation of Adjusted Net Income
  GAAP Net Income (a)                                                        56,405        7.6%              121,099       19.7%
  Cost of Revenues Charges (c)                                                  166        0.0%                  280        0.0%
  Restructuring and Other Costs, Net (d)                                      4,473        0.6%                6,821        1.1%
  Amortization of Acquisition-related Intangible Assets                      25,548        3.5%                7,302        1.2%
  Provision for Income Taxes (e)                                             (5,056)      -0.7%             (37,665)       -6.1%
  Discontinued Operations, Net of Tax                                        (1,044)      -0.1%             (35,617)       -5.8%
                                                                       ------------    --------         ------------    --------

  Adjusted Net Income (b)                                                    80,492       10.9%               62,220       10.1%
                                                                       ============    ========         ============    ========

Reconciliation of Adjusted Earnings per Share
  GAAP EPS (a)                                                         $       0.34                     $       0.74
  Cost of Revenues Charges, Net of Tax (c)                                      -                                -
  Restructuring and Other Costs, Net of Tax (d)                                0.02                             0.03
  Amortization of Acquisition-related Intangible Assets, Net of Tax            0.11                             0.03
  Provision for Income Taxes (e)                                               0.03                            (0.20)
  Discontinued Operations, Net of Tax                                         (0.01)                           (0.22)
                                                                       ------------                     ------------

  Adjusted EPS (b)                                                     $       0.49                     $       0.38
                                                                       ============                     ============


(a) "GAAP" (reported) results were determined in accordance with U.S. generally accepted accounting principles (GAAP).
(b) Adjusted results are non-GAAP measures and exclude certain charges to cost of revenues (see note c for details); amortization of acquisition-related intangible assets; restructuring and other costs, net (see note d for details); the tax consequences of the preceding items (see note e for details); and results of discontinued operations.
(c) Reported results in 2005 and 2004 include $166 and $280 of charges for accelerated depreciation on manufacturing equipment being abandoned due to facility consolidations.
(d) Reported results in 2005 and 2004 include restructuring and other costs, net consisting principally of severance, abandoned facility and other expenses of real estate consolidation, net of net gains on the sale of abandoned facilities.
(e) Reported provision for income taxes includes $9,215 and 3,883 of incremental tax benefit in 2005 and 2004, respectively, for the items in
    (b) through (d); $4,159 in 2005 of tax provision for the estimated effect of tax audits of prior years in a non-U.S. country and $33,782 in 2004 of tax benefits that the company determined were realizable upon completion of tax audits.


Segment Data (f)(g)(h)                                                                         Three Months Ended
                                                                       ---------------------------------------------------------
                                                                       December 31,      % of           December 31,     % of
(In thousands except percentage amounts)                                  2005         Revenues            2004         Revenues
--------------------------------------------------------------------------------------------------------------------------------

Life and Laboratory Sciences
  Revenues                                                             $    563,339                     $    454,994
                                                                       ------------                     ------------

 Reconciliation of Adjusted Operating Income and Adjusted Operating
 Margin
  GAAP Operating Income                                                      80,605       14.3%               69,757       15.3%
  Cost of Revenues Charges (i)                                                  -          0.0%                  280        0.1%
  Restructuring and Other Costs, Net (j)                                        595        0.1%                4,285        1.0%
  Amortization of Acquisition-related Intangible Assets                      24,045        4.3%                6,541        1.4%
                                                                       ------------    --------         ------------    --------

  Adjusted Operating Income                                            $    105,245       18.7%         $     80,863       17.8%
                                                                       ------------    --------         ------------    --------


Measurement and Control
  Revenues                                                             $    177,448                     $    158,345
                                                                       ------------                     ------------

 Reconciliation of Adjusted Operating Income and Adjusted Operating
 Margin
  GAAP Operating Income                                                      19,182       10.8%               12,245        7.7%
  Cost of Revenues Charges (i)                                                  166        0.1%                  -          0.0%
  Restructuring and Other Costs, Net (j)                                      3,223        1.8%                1,714        1.1%
  Amortization of Acquisition-related Intangible Assets                       1,501        0.9%                  760        0.5%
                                                                       ------------    --------         ------------    --------

  Adjusted Operating Income                                            $     24,072       13.6%         $     14,719        9.3%
                                                                       ------------    --------         ------------    --------


(f) GAAP operating income and GAAP operating margin were determined in accordance with U.S. generally accepted accounting principles.
(g) Adjusted operating income and adjusted operating margin are non-GAAP measures and exclude the items in notes (c) and (d) and amortization of acquisition-related intangible assets.
(h) Depreciation expense in 2005 was $8,136 at Life and Laboratory Sciences, $2,546 at Measurement and Control and $12,380 Consolidated. Depreciation expense in 2004 was $7,642 at Life and Laboratory Sciences, $2,972 at Measurement and Control and $11,446 Consolidated.
(i)  Includes items  described in note (c).
(j)  Includes items described in note (d).


Consolidated Statement of Income (a)
                                                                                               Year Ended
                                                                       ---------------------------------------------------------
                                                                       December 31,      % of           December 31,     % of
(In thousands except per share amounts)                                  2005          Revenues            2004         Revenues
---------------------------------------------------------------------------------------------------------------------------------

Revenues                                                               $  2,633,027                     $  2,205,995
                                                                       ------------                     ------------
Costs and Operating Expenses:
   Cost of revenues (c)                                                   1,438,079       54.6%            1,191,516       54.0%
   Selling, general and administrative expenses                             684,146       26.0%              603,627       27.4%
   Amortization of acquisition-related intangible assets                     77,640        3.0%               22,831        1.0%
   Research and development expenses                                        152,775        5.8%              134,680        6.1%
   Restructuring and other costs, net (d)                                    16,900        0.6%               15,829        0.7%
                                                                       ------------    --------         ------------

                                                                          2,369,540       90.0%            1,968,483       89.2%
                                                                       ------------    --------         ------------    --------

Operating Income                                                            263,487       10.0%              237,512       10.8%
Interest Income                                                              11,569                            9,021
Interest Expense                                                            (26,715)                         (10,979)
Other Income, Net (e)                                                        37,557                           23,665
                                                                       ------------                     ------------

Income from Continuing Operations Before Income Taxes                       285,898                          259,219
Provision for Income Taxes                                                  (87,597)                         (40,852)
                                                                       ------------                     ------------

Income from Continuing Operations                                           198,301                          218,367
Income from Discontinued Operations (includes income tax
  benefit of $36,321 in 2004)                                                   -                             43,018
Gain on Disposal of Discontinued Operations (net of income tax
  provision of $16,341 in 2005; includes income tax benefit of               24,917                          100,452
  $36,728 in 2004)                                                     ------------                     ------------

Net Income                                                             $    223,218        8.5%         $    361,837       16.4%
                                                                       ============    ========         ============    ========

Earnings per Share from Continuing Operations:

    Basic                                                              $       1.23                     $       1.34
                                                                       ============                     ============
    Diluted                                                            $       1.21                     $       1.31
                                                                       ============                     ============

Earnings per Share:

    Basic                                                              $       1.38                     $       2.22
                                                                       ============                     ============
    Diluted                                                            $       1.36                     $       2.17
                                                                       ============                     ============

Weighted Average Shares:

    Basic                                                                   161,587                          163,133
                                                                       ============                     ============
    Diluted                                                                 165,334                          167,641
                                                                       ============                     ============


Reconciliation of Adjusted Operating Income and Adjusted Operating
Margin
  GAAP Operating Income (a)                                            $    263,487       10.0%         $    237,512       10.8%
  Cost of Revenues Charges (c)                                               13,387        0.5%                3,361        0.2%
  Restructuring and Other Costs, Net (d)                                     16,900        0.6%               15,829        0.7%
  Amortization of Acquisition-related Intangible Assets                      77,640        3.0%               22,831        1.0%
                                                                       ------------    --------         ------------    --------

  Adjusted Operating Income (b)                                        $    371,414       14.1%         $    279,533       12.7%
                                                                       ============    ========         ============    ========

Reconciliation of Adjusted Net Income
  GAAP Net Income (a)                                                       223,218        8.5%              361,837       16.4%
  Cost of Revenues Charges (c)                                               13,387        0.5%                3,361        0.2%
  Restructuring and Other Costs, Net (d)                                     16,900        0.6%               15,829        0.7%
  Amortization of Acquisition-related Intangible Assets                      77,640        3.0%               22,831        1.0%
  Other Income, Net (e)                                                     (27,594)      -1.1%               (9,614)      -0.5%
  Provision for Income Taxes (f)                                            (23,546)      -0.9%              (42,377)      -1.9%
  Discontinued Operations, Net of Tax                                       (24,917)      -0.9%             (143,470)      -6.5%
                                                                       ------------    --------         ------------    --------

  Adjusted Net Income (b)                                                   255,088        9.7%              208,397        9.4%
                                                                       ============    ========         ============    ========

Reconciliation of Adjusted Earnings per Share
  GAAP EPS (a)                                                         $       1.36                     $       2.17
  Cost of Revenues Charges, Net of Tax (c)                                     0.05                             0.02
  Restructuring and Other Costs, Net of Tax (d)                                0.07                             0.07
  Amortization of Acquisition-related Intangible Assets, Net of Tax            0.30                             0.10
  Other Income, Net of Tax (e)                                                (0.11)                           (0.04)
  Provision for Income Taxes (f)                                               0.03                            (0.21)
  Discontinued Operations, Net of Tax                                         (0.15)                           (0.86)
                                                                       ------------                     ------------

  Adjusted EPS (b)                                                     $       1.55                     $       1.25
                                                                       ============                     ============


(a) "GAAP" (reported) results were determined in accordance with U.S. generally accepted accounting principles (GAAP).
(b) Adjusted results are non-GAAP measures and exclude certain charges to cost of revenues (see note c for details); amortization of acquisition-related intangible assets; restructuring and other costs, net (see note d for details); certain other income/expense (see note e for details); the tax consequences of the preceding items (see note f for details); and results of discontinued operations.
(c) Reported results in 2005 and 2004 include $13,387 and $3,361, respectively, of charges primarily for the sale of inventories revalued at the date of acquisition and accelerated depreciation on manufacturing equipment being abandoned due to facility consolidations.
(d) Reported results in 2005 include restructuring and other costs, net consisting principally of severance, abandoned facility and other expenses of real estate consolidation and net gains on the sale of abandoned buildings. Reported results in 2004 include restructuring and other costs, net consisting principally of severance, abandoned facility and other expenses of real estate consolidation, gain on the sale of a business and legal/advisory fees associated with a reorganization of the company's non-U.S. subsidiary structure.
(e) Reported results include $27,594 and $9,614 of net gains from the sale of shares of Newport Corporation and Thoratec Corporation in 2005 and Thoratec Corporation in 2004, respectively.
(f) Reported provision for income taxes includes $27,705 and 7,695 of incremental tax benefit in 2005 and 2004, respectively, for the items in
     (b) through (d); $4,159 in 2005 of tax provision for the estimated effect of tax audits of prior years in a non-U.S. country and $33,782 in 2004 of tax benefits that the company determined were realizable upon completion of tax audits; and $900 in 2004 of tax benefit resulting from a reorganization of the company's subsidiary structure in Europe.


Segment Data (g)(h)(i)                                                                         Year Ended
                                                                       ---------------------------------------------------------
                                                                       December 31,      % of           December 31,     % of
(In thousands except percentage amounts)                                  2005         Revenues             2004        Revenues
--------------------------------------------------------------------------------------------------------------------------------

Life and Laboratory Sciences
  Revenues                                                             $  1,960,153                     $  1,573,445
                                                                       ------------                     ------------

 Reconciliation of Adjusted Operating Income and Adjusted
 Operating Margin
  GAAP Operating Income                                                     237,710       12.1%              224,393       14.3%
  Cost of Revenues Charges (j)                                               12,374        0.6%                3,177        0.2%
  Restructuring and Other Costs, Net (k)                                      5,524        0.3%                7,054        0.4%
  Amortization of Acquisition-related Intangible Assets                      72,530        3.7%               19,830        1.3%
                                                                       ------------    --------         ------------    --------


  Adjusted Operating Income                                            $    328,138       16.7%         $    254,454       16.2%
                                                                       ------------    --------         ------------    --------


Measurement and Control
  Revenues                                                             $    672,874                     $    632,550
                                                                       ------------                     ------------

 Reconciliation of Adjusted Operating Income and Adjusted
 Operating Margin
  GAAP Operating Income                                                      64,190        9.5%               53,376        8.4%
  Cost of Revenues Charges (j)                                                1,013        0.1%                  184        0.0%
  Restructuring and Other Costs, Net (k)                                      9,870        1.5%                6,337        1.0%
  Amortization of Acquisition-related Intangible Assets                       5,105        0.8%                2,998        0.5%
                                                                       ------------    --------         ------------    --------

  Adjusted Operating Income                                            $     80,178       11.9%         $     62,895        9.9%
                                                                       ------------    --------         ------------    --------


(g) GAAP operating income and GAAP operating margin were determined in accordance with U.S. generally accepted accounting principles.
(h) Adjusted operating income and adjusted operating margin are non-GAAP measures and exclude the items in notes (c) and (d) and amortization of acquisition-related intangible assets.
(i) Depreciation expense in 2005 was $30,869 at Life and Laboratory Sciences, $9,810 at Measurement and Control and $45,632 Consolidated. Depreciation expense in 2004 was $29,811 at Life and Laboratory Sciences, $10,245 at Measurement and Control and $43,310 Consolidated.
(j)  Includes items  described in note (c).
(k)  Includes items described in note (d).


Condensed Consolidated Balance Sheet


(In thousands)                                                                    Dec. 31, 2005         Dec. 31, 2004
---------------------------------------------------------------------------------------------------------------------

Assets
Current Assets:
  Cash and cash equivalents                                                        $    214,326         $     326,886
  Short-term available-for-sale investments                                              80,661               185,369
  Accounts receivable, net                                                              565,564               469,553
  Inventories                                                                           359,392               336,711
  Other current assets                                                                  133,957               151,135
                                                                                   ------------         -------------

                                                                                      1,353,900             1,469,654
                                                                                   ------------         -------------

Property, Plant and Equipment, Net                                                      280,654               261,041
                                                                                   ------------         -------------

Acquisition-related Intangible Assets                                                   450,740               158,577
                                                                                   ------------         -------------

Other Assets                                                                            200,080               174,428
                                                                                   ------------         -------------

Goodwill                                                                              1,966,195             1,513,025
                                                                                   ------------         -------------

                                                                                   $  4,251,569          $ 3,576,725
                                                                                   ============         =============


Liabilities and Shareholders' Equity
Current Liabilities:
  Short-term obligations and current maturities of long-term obligations           $    130,137         $      15,017
  Other current liabilities                                                             626,334               521,159
  Current liabilities of discontinued operations                                         35,191                42,552
                                                                                   ------------         -------------

                                                                                        791,662               578,728
                                                                                   ------------         -------------

Long-term Deferred Income Taxes and Other Long-term Liabilities                         197,965               106,377
                                                                                   ------------         -------------

Long-term Obligations:
  Senior notes                                                                          380,542               135,232
  Subordinated convertible obligations                                                   77,234                77,234
  Other                                                                                  10,854                13,604
                                                                                   ------------         -------------

                                                                                        468,630               226,070
                                                                                   ------------         -------------

Total Shareholders' Equity                                                            2,793,312             2,665,550
                                                                                   ------------         -------------

                                                                                   $  4,251,569         $   3,576,725
                                                                                   ============         =============
